                                                                      EXHIBIT 24


                                POWER OF ATTORNEY



            WHEREAS, Metropolitan Financial Corp. (the "Company") intends to file an annual report on Form 10-K for the year ended December 31, 2002 (the "10-K") and,

            WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein,

            NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Kenneth T. Koehler, Marcus O. Faust and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the 10-K, any and all amendments to the 10-K making such changes in the 10-K, as appropriate, all other documents, statements and filings related to the 10-K and Proxy and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with its regulatory obligations, including but not limited to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.


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
NAME                                   TITLE                                          DATE

By:/s/ Malvin E. Bank                  Chairman of the Board and Director             March 25, 2003
   -------------------------------                                                    ---------------------
      Malvin E. Bank

By:/s/ Kenneth T. Koehler              Chief Executive Officer, President,            March 25, 2003
   -------------------------------     Assistant Treasurer, Assistant Secretary and   ---------------------
      Kenneth T. Koehler               Director (Principal Executive Officer)


By:/s/ Kenneth R. Lehman               Vice Chairman and Director                     March 25, 2003
   -------------------------------                                                    ---------------------
      Kenneth R. Lehman

By:/s/ David P. Miller                 Treasurer, Assistant Secretary and Director    March 25, 2003
   -------------------------------                                                    ---------------------
      David P. Miller

By:/s/ Robert R. Broadbent             Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
      Robert R. Broadbent

By:/s/ Marjorie M. Carlson             Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
       Marjorie M. Carlson

By:/s/ Lois K. Goodman                 Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
       Lois K. Goodman

By:/s/ James M. Karman                 Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
       James M. Karman

By:/s/ Ralph D. Ketchum                Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
       Ralph D. Ketchum

By:/s/ Alfonse M. Mattia               Director                                       March 25, 2003
   -------------------------------                                                    ---------------------
        Alfonse M. Mattia

By:/s/ Marcus Faust                    Executive Vice President and                   March 25, 2003
   -------------------------------      Chief Financial  Officer (Principal           ---------------------
         Marcus O. Faust               Finance Officer)

By:/s/ Timothy W. Esson                Vice President and (Chief                      March 25, 2003
   -------------------------------      Accounting Officer)                           ---------------------
         Timothy W. Esson


